CUSIP No. 85209W 109	13G	Page 12 of 14

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Class A common shares of Sprout Social, Inc.

Date: February 12, 2021

AU SPECIAL INVESTMENTS II, L.P.

By: Greenspring FF-GP IV, LLC, its sole general partner

By: Greenspring SPV IV, LLC, its sole member

By: Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING FF-GP IV, LLC

By: Greenspring SPV IV, LLC, its sole member

By: Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING SPV IV, LLC

By: Greenspring Associates, LLC, its sole member

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

GREENSPRING ASSOCIATES, LLC

By:	/s/ Eric Thompson
Eric Thompson
Chief Operating Officer

CUSIP No. 85209W 109	13G	Page 13 of 14

*

Charles Ashton Newhall

*

James Lim

*By:	/s/ Eric Thompson
Eric Thompson
As attorney-in-fact

This Agreement was executed by Eric Thompson on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.